Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE
NORTH SHORE ACQUISITION CORP. ANNOUNCES CANCELLATION OF
ITS SPECIAL MEETING OF STOCKHOLDERS AND TERMINATION OF
SUNGDONG INDUSTRIES CO., LTD.
SECURITIES PURCHASE AND SHARE EXCHANGE AGREEMENT

New York, NY – November 30, 2009 – North Shore Acquisition Corp. (“North Shore”) (OTCBB: NSAQ, NSAQU, NSAQW) announced today that it has cancelled the special meeting of its stockholders to vote on the proposed amendments to North Shore’s certificate of incorporation to extend the date by which North Shore must complete a business combination before it is required to liquidate (the “Extension Amendment”), which had been scheduled for 10:00 a.m., Eastern time, on Monday, November 30, 2009.

North Shore is required by its certificate of incorporation to liquidate if it is unable to consummate a business combination by November 30, 2009. Because North Shore will not be able to consummate its previously announced acquisition of Sungdong Industries Co., Ltd. (“SDI”) by November 30, 2009, North Shore and SDI have agreed to terminate their previously announced acquisition agreement.

North Shore will begin the process of liquidating and dissolving itself in accordance with its certificate of incorporation and applicable Delaware law. North Shore cannot make any assurance as to when such liquidation will be completed.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of North Shore’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

About North Shore Acquisition Corp.

North Shore Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

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Contacts

North Shore Acquisition Corp.

David Yoo
Capital Express Co., Ltd. (NY)
(917) 388-6151
davidyoo@sfinvest.co.kr

Rosa Kim
+82-10-3838-6354
Capital Express Co., Ltd. (Seoul)
rosakim@sfinvest.co.kr
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